As filed with the Securities and Exchange Commission on November 13, 1996
                                                           Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------


                        SIZELER PROPERTY INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                             72-1082589
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                             2542 Williams Boulevard
                             Kenner, Louisiana 70062
                                 (504) 471-6200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                       1986 Stock Option Plan, as amended
                        1989 Directors Stock Option Plan
                1994 Directors' Stock Ownership Plan, as amended
                       1996 Stock Option Plan, as amended
                            (Full title of the plan)

                                SIDNEY W. LASSEN,
                Chairman of the Board and Chief Executive Officer
                        Sizeler Property Investors, Inc.
                             2542 Williams Boulevard
                             Kenner, Louisiana 70062
                                 (504) 471-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------


                                   Copies to:
                            WILLIAM I. SCHAPIRO, Esq.
                        Jaeckle Fleischmann & Mugel, LLP
                             800 Fleet Bank Building
                              Twelve Fountain Plaza
                             Buffalo, New York 14202
                                 (716) 856-0600

                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                              Proposed            Proposed
                                                             Amount           Maximum             Maximum
                                                              to be        Offering Price         Aggregate         Amount of
 Title of Each Class of Securities to be Registered        Registered        Per Share*        Offering Price*   Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,
$0.01 par value per share............................        736,693           $9.125            $6,722,324       $2,038.00
===================================================================================================================================

* Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices, as reported by the New York Stock Exchange, Inc., of the shares of common stock, on November 12, 1996.

===============================================================================

                                     PART I

         In accordance with the instructional Note to Part 1 of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part 1 of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of shares of common stock of Sizeler Property Investors, Inc. pursuant to the benefit plans referred to herein. The documents containing the information required by Part I of the Registration Statement and required to be delivered to employees pursuant to Rule 428(b) will be sent or given to the plan participants.

         Additionally, participants in the 1986 Stock Option Plan, as amended, the 1989 Directors Stock Option Plan, the 1994 Directors' Stock Ownership Plan and the 1996 Stock Option Plan, as amended (collectively, the "Plans") are entitled to the documents incorporated by reference in Item 3 of Part II of this Registration Statement, without charge, upon written or oral request. Such requests should be directed to Sizeler Property Investors, Inc., Attn:
Secretary, 2542 Williams Boulevard, Kenner, Louisiana 70062 (telephone: (504) 471-6200).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Sizeler Property Investors, Inc. (the "Company") with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

          (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996;

          (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996; and

          (d) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

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





ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "Indemnification Statute"), the law of the state in which the Company is organized, empowers a corporation, subject to certain limitations, to indemnify its officers and directors against expenses, including attorneys' fees, judgments, fines and certain settlements, actually and reasonably incurred by them in any suit or proceeding to which they are parties as long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to a criminal action or proceeding, as long as they had no reasonable cause to believe their conduct to be unlawful. The Company's Restated Bylaws provide that the Company shall indemnify to the fullest extent permitted by the Delaware General Corporation Law any person who was made or is threatened to be made a party to or involved in any action, suit or proceeding by reason of the fact that he or a person for whom he is serving as legal representative is or was a director or officer of the Company or served or serves any other enterprise at the request of the Company as director, officer, employee or agent.

         The Company has entered into an indemnification agreement (the "Indemnification Agreement") with each of its directors and officers, and the Board of Directors has authorized the Company to enter into an Indemnification Agreement with each of the future directors and officers of the Company. The Indemnification Statute permits a corporation to indemnify its directors and officers. However, the protection that is specifically afforded by the Indemnification Statute authorizes other arrangements for indemnification of directors and officers, including insurance. In lieu of the protection provided by an insurance policy, the Board has approved the Indemnification Agreement, which is intended to provide indemnification to the maximum extent allowable by or not in violation of or offensive to any law of the State of Delaware.

         The Indemnification Agreement provides that the Company shall indemnify a director or officer who is a party to the agreement (the "Indemnitee") if he was or is a party to or otherwise involved in any proceeding (other than a derivative proceeding) by reason of the fact that he was or is a director or officer of the Company, or was or is serving at its request in a certain capacity of another entity, against losses incurred in connection with the defense or settlement of such proceeding. This indemnification is limited to instances where the Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was criminal. This is similar to the indemnification provided by the Indemnification Statute for non-derivative proceedings, except that the Indemnification Agreement provides indemnification similar to that provided in the statute for non-derivative proceedings discussed above, except that indemnification is not available to an Indemnitee who is adjudged liable to the Company or who pays any amount in settlement of a derivative proceeding unless a court determines otherwise.

         The Company's Restated Certificate of Incorporation, as amended, contains a provision which limits a director's personal liability for monetary damages to the Company or its shareholders under certain circumstances. This provision was included in the Company's Restated Certificate of Incorporation, as amended, for the same reasons the Indemnification Agreement was entered into with each director and officer. It provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for a breach of his fiduciary duty as a director except for liability for (i) any breach of the director's duty of loyalty to the Company or its shareholders;
(ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law; (iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or (iv) any transactions from which the director derived any improper personal benefit.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit
Number        Description of Exhibits
------        -----------------------

5             Opinion of Jaeckle Fleischmann & Mugel, LLP filed herewith.

23(a)         Consent of KPMG Peat Marwick, LLP, filed herewith.

  (b)         Consent of Ernst & Young, LLP, filed herewith.

  (c)         Consent of Jaeckle Fleischmann & Mugel, LLP (contained in Exhibit
              5 above).

24            Power of Attorney, filed herewith at page II-6.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kenner, Louisiana on November 13, 1996.

                             SIZELER PROPERTY INVESTORS, INC.

                             By: /s/Sidney W. Lassen
                                -------------------------------------
                                Sidney W. Lassen, Chairman of the Board
                                (Principal Executive Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints each of Sidney W. Lassen and Thomas A. Masilla, Jr., his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement and the foregoing Powers of Attorney have been signed on the dates indicated by the following persons in the capacities indicated.

         Signature                                  Title                                  Date
         ---------                                  -----                                  ----
/s/Sidney W. Lassen                       Chairman of the Board                     November 13, 1996
----------------------------              (Principal Executive Officer)
Sidney W. Lassen

/s/Thomas A. Masilla, Jr.                 Vice Chairman, President and              November 13, 1996
---------------------------               Director (Principal Operating and
Thomas A. Masilla, Jr.                    Financial Officer)

         Signature                                  Title                                  Date
         ---------                                  -----                                  ----
/s/David A. O'Flynn, Jr.                  Controller/Secretary (Principal           November 13, 1996
---------------------------               Accounting Officer)
David A. O'Flynn, Jr.

                                          Director                                  ___________, 1996
---------------------------
J. Terrell Brown

/s/Francis L. Fraenkel                    Director                                  November 13, 1996
---------------------------
Francis L. Fraenkel

/s/Harold B. Judell                       Director                                  November 13, 1996
---------------------------
Harold B. Judell

/s/James W. McFarland                     Director                                  November 13, 1996
---------------------------
James W. McFarland

/s/Richard L. Pearlstone                  Director                                  November 13, 1996
---------------------------
Richard L. Pearlstone

/s/Theodore H. Strauss                    Director                                  November 13, 1996
---------------------------
Theodore H. Strauss
